Whitestone REIT Reports Second Quarter 2019 Results
-Increase in Net Income Attributable to Whitestone of 70% From Prior Year Quarter to $3.3 Million-
-Anthem Marketplace Pad Site Development Completed-
-Affirms 2019 Full Year Guidance-

HOUSTON, July 31, 2019 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced operating and financial results for the second quarter ended June 30, 2019. Whitestone is a pure-play community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality “E-Commerce Resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provide daily necessities, needed services and entertainment to the communities in which they are located.

Highlights*
*All per share amounts presented in this news release are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.
Second Quarter 2019 Compared to Second Quarter 2018:

•	Net Income attributable to Whitestone REIT was $3.33 million, or $0.08 per share, compared to $1.95 million, or $0.05 per share

•	Annualized Base Rent per leased squared foot grew 4.0% to $19.53

•	Funds from Operations (“FFO”) grew to $10.0 million or $0.24 per share, compared to $9.0 million or $0.21 per share

•	Grew rental rates 7.5% (on a GAAP basis) on new and renewal leases signed for the trailing twelve month period

Jim Mastandrea, Chairman and Chief Executive Officer of Whitestone REIT commented, “Our team continues to perform on all fronts as evidenced by our quarterly leasing activity, value-add pad development completion, and progress toward our long term goals.” Mr. Mastandrea added, “Looking ahead, we remain focused on building on these results to maximize long term shareholder value.”

Financial Results
Reconciliations of Net Income to FFO and FFO Core are included herein.
Net Income attributable to Whitestone REIT was $3.33 million, or $0.08 per share, for the second quarter of 2019, compared to $1.95 million, or $0.05 per share, for the same period in 2018. FFO was $10.0 million, or $0.24 per share, for the second quarter of 2019, compared to $9.0 million, or $0.21 per share, for the same period in 2018. FFO Core was $11.1 million, or $0.27 per share, in the second quarter of 2019, compared to $12.4 million, or $0.30 per share, in the same period of 2018.

Operating Results
For the period ending June 30, 2019, the Company’s operating highlights were as follows:

	2Q-2019	YTD 2019

Ending Occupancy - Wholly Owned Properties	89.4%	89.4%
Same Store Property NOI Growth from 2018 Period	(0.2)%	1.1%
Rental Rate Growth (1):
Total Leases	5.6%	6.3%
New Leases	5.3%	6.4%
Renewal Leases	5.7%	6.3%

Leasing Transactions:
Number of New Leases	35	62
New Leases - Lease Term Revenue (millions)	$10.7	$14.2
Number of Renewal Leases	57	111
Renewal Leases - Lease Term Revenue (millions)	$15.4	$27.7

(1) Rental rate growth represents the percentage increase on rental rates per square foot, on comparable leases signed during the period, compared to rental rates per square foot on the previous leases. Growth rates are calculated on a GAAP basis.

Real Estate Portfolio Update

Community Centered PropertiesTM Portfolio Statistics:

As of June 30, 2019, Whitestone wholly owned 57 Community Centered PropertiesTM with 4.9 million square feet of gross leasable area ("GLA"). The portfolio is comprised of 29 properties in Texas, 27 in Arizona and one in Illinois. Whitestone’s Retail Community Centered PropertiesTM are located in Austin (4), San Antonio (3), Chicago (1), Dallas-Fort Worth (7), Houston (15) and the greater Phoenix metropolitan area (27). In addition to being business friendly, these are five of the top markets in the country in terms of size, economic strength and population growth. 2017 estimates show the projected 5-year population growth rates for both Austin and Dallas-Fort Worth to be 9.7%, San Antonio to be 8.6%, Houston to be 8.0%, and Phoenix to be 6.6% (1). The Company’s retail properties in these markets are located on the best retail corners embedded in affluent communities. The Company also owns an equity interest in and manages 11 properties containing 1.3 million square feet of GLA through its investment in Pillarstone OP.

At the end of the second quarter, the Company's diversified tenant base was comprised of approximately 1,345 tenants, with the largest tenant accounting for only 3.0% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to over 15 years for larger tenants. The Company’s leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Leasing Activity:
During the second quarter of 2019, the leasing team signed 92 leases totaling 283,777 square feet in new, expansion and renewal leases, compared to 65 leases totaling 179,274 square feet in the second quarter of 2018. The total lease value was $26.1 million compared to $16.7 million during the same period last year.

The Company's total portfolio occupancy stood at 89.4% at quarter end compared to 91.3% at the end the second quarter 2018.

Development:
We had completed construction at our Anthem Marketplace pad site development property. The 6,853 square foot Community Centered Property® was 58% occupied and is located in Phoenix, Arizona, and adjacent to Anthem Marketplace.

Balance Sheet and Liquidity

Balance Sheet:

Reflecting the Company’s acquisition and disposition activity during the year and selective development and redevelopment, undepreciated real estate assets were $1.06 billion and $1.05 billion at June 30, 2019 and June 30, 2018, respectively.

Liquidity, Debt and Credit Facility:

At June 30, 2019, 49 of the Company’s wholly-owned 57 properties were unencumbered by mortgage debt, with an undepreciated cost basis of $761.6 million. At June 30, 2019, the Company had total real estate debt of $623.0 million, of which approximately 87% was subject to fixed interest rates. The Company’s weighted average interest rate on all fixed rate debt as of the end of the second quarter was 4.08% and the weighted average remaining term was 5.8 years.

At quarter end, Whitestone had $5.4 million of cash available on its balance sheet and $164.0 million of available capacity under its credit facility.

Dividend

On May 15, 2019, the Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the third quarter of 2019, to be paid in three equal installments of $0.095 in July, August, and September of 2019.

(1) Source: Claritas, as of April 2017.

2019 Guidance

The Company affirms its previously released guidance for 2019 and expects net income per share to be in the range of $0.21 - $0.25, FFO, as defined by NAREIT, per share to be in the range of $0.90 - $0.94 and FFO Core (as defined by the Company) to be in the range of $1.06 - $1.10.

Conference Call Information

In conjunction with the issuance of its financial results, you are invited to listen to the Company’s earnings release conference call to be broadcast live on Thursday, August 1, 2019 at 10:00 A.M. Central Time. The call will be led by James C. Mastandrea, Chairman and Chief Executive Officer, and David K. Holeman, Chief Financial Officer. Conference call access information is as follows:

Dial-in number for domestic participants:         (800) 239-9838
Dial-in number for international participants:     (323) 794-2551

The conference call will be recorded and a telephone replay will be available through Thursday, August 15, 2019. Replay access information is as follows:

Replay number for domestic participants:        (844) 512-2921
Replay number for international participants:    (412) 317-6671
Passcode (for all participants):            5418806

To listen to a live webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

The second quarter earnings release and supplemental data package will be located in the Investor Relations section of the Company’s website. For those without internet access, the earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

Supplemental Financial Information

Supplemental materials and details regarding Whitestone's results of operations, communities and tenants are available on the Company's website at www.whitestonereit.com.

About Whitestone REIT
Whitestone is a community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality "e-commerce resistant" neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provides daily necessities, needed services and entertainment to the communities in which they are located. Whitestone's properties are primarily located in business-friendly Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio, which are among the fastest growing U.S. population centers with highly educated workforces, high household incomes and strong job growth. For additional information, visit www.whitestonereit.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” “believe,” “continue,” “goals” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to meet its long-term goals, its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; its ability to successfully identify, finance and consummate suitable acquisitions, and the impact of such acquisitions, including financing developments, capitalization rates and internal rates of return; the Company’s ability to reduce or otherwise effectively manage its general and administrative expenses; the Company’s ability to fund from cash flows or otherwise distributions to its shareholders at current rates or at all; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic, legislative and regulatory changes, the success of the Company's real estate strategies and investment objectives; litigation risks, including risks associated with a recently filed purported class action lawsuit; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company’s operating performance. The Company computes FFO as defined by NAREIT, which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Whitestone REIT Contacts:
Investors Contact:
Kevin Reed, Director of Investor Relations
Whitestone REIT
(713) 435-2219
ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	June 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$1,058,387	$1,052,238
Accumulated depreciation	(125,257)	(113,300)
Total real estate assets	933,130	938,938
Investment in real estate partnership	26,014	26,236
Cash and cash equivalents	5,425	13,658
Restricted cash	99	128
Escrows and acquisition deposits	6,623	8,211
Accrued rents and accounts receivable, net of allowance for doubtful accounts	22,179	21,642
Receivable due from related party	650	394
Financed receivable due from related party	5,661	5,661
Unamortized lease commissions, legal fees and loan costs	9,079	6,698
Prepaid expenses and other assets(1)	4,328	7,306
Total assets	$1,013,188	$1,028,872

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$622,333	$618,205
Accounts payable and accrued expenses(2)	34,194	33,729
Payable due to related party	89	58
Tenants' security deposits	6,387	6,130
Dividends and distributions payable	11,710	11,600
Total liabilities	674,713	669,722
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 40,136,683 and 39,778,029 issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	40	39
Additional paid-in capital	533,583	527,662
Accumulated deficit	(198,056)	(181,361)
Accumulated other comprehensive gain (loss)	(5,172)	4,116
Total Whitestone REIT shareholders' equity	330,395	350,456
Noncontrolling interest in subsidiary	8,080	8,694
Total equity	338,475	359,150
Total liabilities and equity	$1,013,188	$1,028,872

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands)

June 30, 2019	December 31, 2018
(unaudited)

(1) Operating lease right of use assets (net) (related to adoption of Topic 842)	$861	N/A

(2) Operating lease liabilities (related to adoption of Topic 842)	$863	N/A

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues
Rental(1)	$29,126	$28,827	$58,159	$58,126
Management, transaction, and other fees	452	646	1,113	1,132
Total revenues	29,578	29,473	59,272	59,258

Property expenses
Depreciation and amortization	6,612	6,293	13,076	12,567
Operating and maintenance	5,214	5,017	9,642	9,873
Real estate taxes	4,019	3,905	8,064	7,881
General and administrative(2)	4,915	6,678	10,917	13,005
Total operating expenses	20,760	21,893	41,699	43,326

Other expenses (income)
Interest expense	6,526	6,313	13,059	12,286
Gain on sale of properties	—	—	—	(249)
Loss on sale or disposal of assets	113	73	115	253
Interest, dividend and other investment income	(164)	(284)	(409)	(541)
Total other expense	6,475	6,102	12,765	11,749

Income before equity investments in real estate partnerships and income tax	2,343	1,478	4,808	4,183

Equity in earnings of real estate partnership	464	586	956	1,260
Provision for income tax	(104)	(59)	(222)	(169)
Income from continuing operations	2,703	2,005	5,542	5,274

Gain on sale of property from discontinued operations	701	—	701	—
Income from discontinued operations	701	—	701	—

Net income	3,404	2,005	6,243	5,274

Less: Net income attributable to noncontrolling interests	77	51	142	138

Net income attributable to Whitestone REIT	$3,327	$1,954	$6,101	$5,136

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Basic Earnings Per Share:
Income (loss) from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.06	$0.05	$0.13	$0.13
Income from discontinued operations attributable to Whitestone REIT	0.02	0.00	0.02	0.00
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.08	$0.05	$0.15	$0.13
Diluted Earnings Per Share:
Income (loss) from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.06	$0.05	$0.13	$0.12
Income from discontinued operations attributable to Whitestone REIT	0.02	0.00	0.02	0.00
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.08	$0.05	$0.15	$0.12

Weighted average number of common shares outstanding:
Basic	39,886	39,204	39,768	39,136
Diluted	40,839	40,679	40,853	40,519

Consolidated Statements of Comprehensive Income

Net income	$3,404	$2,005	$6,243	$5,274

Other comprehensive gain (loss)

Unrealized gain (loss) on cash flow hedging activities	(6,035)	913	(9,505)	3,558
Unrealized gain on available-for-sale marketable securities	—	—	—	18

Comprehensive income (loss)	(2,631)	2,918	(3,262)	8,850

Less: Net income attributable to noncontrolling interests	77	51	142	138
Less: Comprehensive gain (loss) attributable to noncontrolling interests	(137)	23	(217)	94

Comprehensive income (loss) attributable to Whitestone REIT	$(2,571)	$2,844	$(3,187)	$8,618

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)
(in thousands)

Three Months Ended June 30,		Six Months Ended June 30,
2019	2018	2019	2018

(1) Rental
Rental revenues	$21,378	$21,382	$43,129	$43,054
Recoveries	7,907	7,445	15,461	15,072
Bad debt	(159)	N/A	(431)	N/A
Total rental	$29,126	$28,827	$58,159	$58,126

(2) Bad debt included in general and administrative expenses prior to adoption of Topic 842	N/A	$216	N/A	$662

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Six Months Ended
	June 30,
	2019	2018
Cash flows from operating activities:
Net income from continuing operations	$5,542	$5,274
Net income from discontinued operations	701	—
Net income	6,243	5,274
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,076	12,567
Amortization of deferred loan costs	534	603
Loss on sale of marketable securities	—	20
Loss on sale or disposal of assets and properties	115	4
Bad debt	431	662
Share-based compensation	2,908	3,246
Equity in earnings of real estate partnership	(956)	(1,260)
Changes in operating assets and liabilities:
Escrows and acquisition deposits	1,587	1,401
Accrued rents and accounts receivable	(968)	14
Receivable due from related party	(256)	232
Distributions from real estate partnership	889	505
Unamortized lease commissions, legal fees and loan costs	386	(852)
Prepaid expenses and other assets	(5,426)	506
Accounts payable and accrued expenses	465	(6,410)
Payable due to related party	31	(612)
Tenants' security deposits	257	75
Net cash provided by operating activities	18,615	15,975
Cash flows from investing activities:
Additions to real estate	(6,228)	(5,897)
Proceeds from sales of properties	—	4,433
Proceeds from sales of marketable securities	—	30
Net cash used in investing activities	(6,228)	(1,434)
Net cash provided by investing activities of discontinued operations	701	—
Cash flows from financing activities:
Distributions paid to common shareholders	(22,617)	(22,348)
Distributions paid to OP unit holders	(529)	(604)
Proceeds from issuance of common shares, net of offering costs	3,716	—
Payments of exchange offer costs	(5)	(128)
Proceeds from bonds payable	100,000	—
Net proceeds from (payments to) credit facility	(90,200)	9,000
Repayments of notes payable	(6,851)	(1,274)
Payments of loan origination costs	(4,088)	—
Repurchase of common shares	(776)	(1,059)
Net cash used in financing activities	(21,350)	(16,413)
Net decrease in cash, cash equivalents and restricted cash	(8,262)	(1,872)
Cash, cash equivalents and restricted cash at beginning of period	13,786	5,210
Cash, cash equivalents and restricted cash at end of period	$5,524	$3,338

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Six Months Ended
	June 30,
	2019	2018
Supplemental disclosure of cash flow information:
Cash paid for interest	$12,615	$11,355
Cash paid for taxes	$396	$304
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$195	$904
Financed insurance premiums	$1,238	$1,273
Value of shares issued under dividend reinvestment plan	$69	$66
Value of common shares exchanged for OP units	$10	$752
Change in fair value of available-for-sale securities	$—	$18
Change in fair value of cash flow hedge	$(9,505)	$3,558
Reallocation of ownership percentage between parent and subsidiary	$—	$12

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
FFO (NAREIT) AND FFO CORE	2019	2018	2019	2018
Net income attributable to Whitestone REIT	$3,327	$1,954	$6,101	$5,136
Adjustments to reconcile to FFO:
Depreciation and amortization of real estate	6,544	6,224	12,939	12,431
Depreciation and amortization of real estate assets of real estate partnership (pro rata)	649	730	1,270	1,425
Loss on disposal of assets and properties of continuing operations, net	113	73	115	4
Gain on sale of assets and properties of discontinued operations, net	(701)	—	(701)	—
Loss on sale or disposal of properties or assets of real estate partnership (pro rata)	4	—	7	—
Net income attributable to noncontrolling interests	77	51	142	138
FFO (NAREIT)	10,013	9,032	19,873	19,134
Adjustments to reconcile to FFO Core:
Share-based compensation expense	1,100	1,489	3,051	3,397
Proxy contest professional fees	—	1,854	—	2,534
FFO Core	$11,113	$12,375	$22,924	$25,065

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$10,013	$9,032	$19,873	$19,134
Distributions paid on unvested restricted common shares	—	(67)	(41)	(108)
FFO excluding amounts attributable to unvested restricted common shares	$10,013	$8,965	$19,832	$19,026
FFO Core excluding amounts attributable to unvested restricted common shares	$11,113	$12,308	$22,883	$24,957
Denominator:
Weighted average number of total common shares - basic	39,886	39,204	39,768	39,136
Weighted average number of total noncontrolling OP units - basic	928	1,033	928	1,058
Weighted average number of total common shares and noncontrolling OP units - basic	40,814	40,237	40,696	40,194

Effect of dilutive securities:
Unvested restricted shares	953	1,475	1,085	1,383
Weighted average number of total common shares and noncontrolling OP units - diluted	41,767	41,712	41,781	41,577

FFO per common share and OP unit - basic	$0.25	$0.22	$0.49	$0.47
FFO per common share and OP unit - diluted	$0.24	$0.21	$0.47	$0.46

FFO Core per common share and OP unit - basic	$0.27	$0.31	$0.56	$0.62
FFO Core per common share and OP unit - diluted	$0.27	$0.30	$0.55	$0.60

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
PROPERTY NET OPERATING INCOME	2019	2018	2019	2018
Net income attributable to Whitestone REIT	$3,327	$1,954	$6,101	$5,136
General and administrative expenses	4,915	6,678	10,917	13,005
Depreciation and amortization	6,612	6,293	13,076	12,567
Equity in earnings of real estate partnership	(464)	(586)	(956)	(1,260)
Interest expense	6,526	6,313	13,059	12,286
Interest, dividend and other investment income	(164)	(284)	(409)	(541)
Provision for income taxes	104	59	222	169
Gain on sale of assets and properties of continuing operations, net	—	—	—	(249)
Gain on sale of assets and properties of discontinued operations, net	(701)	—	(701)	—
Management fee, net of related expenses	(42)	(48)	(50)	(101)
Loss on disposal of assets and properties of continuing operations, net	113	73	115	253
NOI of real estate partnership (pro rata)	1,679	1,978	3,438	4,010
Net income attributable to noncontrolling interests	77	51	142	138
NOI	$21,982	$22,481	$44,954	$45,413

	Three Months Ended		Six Months Ended
	June 30,		June 30,
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION	2019	2018	2019	2018

Net income attributable to Whitestone REIT	$3,327	$1,954	$6,101	$5,136
Depreciation and amortization	6,612	6,293	13,076	12,567
Equity in earnings of real estate partnership	(464)	(586)	(956)	(1,260)
Interest expense	6,526	6,313	13,059	12,286
Provision for income taxes	104	59	222	169
Gain on sale of assets and properties of continuing operations, net	—	—	—	(249)
Gain on sale of assets and properties of discontinued operations, net	(701)	—	(701)	—
Loss on disposal of assets and properties of continuing operations, net	113	73	115	253
Management fee, net of related expenses	(42)	(48)	(50)	(101)
EBITDA adjustments for real estate partnership	1,578	1,924	3,249	3,880
Net income attributable to noncontrolling interests	77	51	142	138
EBITDA	$17,130	$16,033	$34,257	$32,819